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                                                                     Exhibit 2.4

                                AMENDMENT NO. 2
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


     This is Amendment No. 2 dated as of July 30, 1998 (the "Amendment") to the AGREEMENT AND PLAN OF MERGER (the "Merger Agreement"), dated as of June 23, 1998, by and between Globe Manufacturing Co., a Massachusetts corporation (the "Company"), and Globe Acquisition Company, a Delaware corporation ("MergerCo"). Any capitalized term used herein and not otherwise defined shall have the meaning ascribed to it in the Merger Agreement.

     WHEREAS, each party to the Merger Agreement deems this Amendment advisable and in its best interest and the Stockholders Representatives deem this Amendment advisable and in the best interest of the stockholders of the Company;

     NOW, THEREFORE, in consideration of the foregoing and other good and sufficient consideration, the undersigned agree as follows:

     1. The first sentence of paragraph (a) of Section 2.02 of the Merger Agreement shall be deleted and replaced in its entirety by the following:

          "   (a) With respect to any certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock or Class C Stock (other than Dissenting Shares and shares held by the Company) (the "Certificates") and are delivered at the Closing, the Surviving Corporation will, with respect to Certificates representing shares of Company Common Stock, pay by check or by wire transfer immediately after the Effective Time the Cash Merger Consideration per share to the holder thereof or a Stockholders Representative (or an agent of a Stockholders Representative) and, with respect to Certificates representing shares of Class C Stock, deliver the Class C Merger Consideration per share."

     2. The last sentence of Paragraph (b) of Section 2.03 of the Merger Agreement shall be deleted and replaced in its entirety by the following:

          "To the extent any Contingent Merger Consideration is distributed to the Stockholders Representatives with respect to any such shares after the Effective Time, such amount shall be delivered to the Surviving Corporation until the exercise of such Company Stock Option, at which time such amounts shall be delivered to the person exercising such Company Stock Option."
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     3.   The following sentence shall be added as the second sentence to paragraph (b) of Section 2.01.

          "Each issued and outstanding share of MergerCo's Class A Preferred
           Stock, par value $.01 per share, shall become one fully paid and nonassessable share of the Company's newly authorized Class A Preferred Stock, par value $.01 per share."

     4. The second to the last sentence of paragraph (c) of the Section 2.01 of the Merger Agreement shall be deleted and replaced in its entirety by the following:

          "For purposes of this Agreement, "Class C Merger Consideration" shall equal 10 shares of Recapitalized Common Stock and a number of shares of the Company's newly authorized Class A Preferred Stock, par value $.01 per share, equal to the result of (i) the product of (x) the Cash Merger Consideration and (y) 0.6 divided by (ii) 1,000 and with the terms and conditions identical to the preferred stock issued immediately prior to the Effective Time by MergerCo to the Fund (it being understood that the securities constituting the Class C Merger Consideration will be issued at the same price and in the same proportion or "strip" as the comparable securities are issued to the
          Fund)."

     5. This Agreement may be executed by facsimile signature and in counterparts.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of July 30, 1998.

(Corporate Seal)                    GLOBE ACQUISITION COMPANY


ATTEST

                                    /s/ Peter M. Gotsch
                                    _______________________________
                                    Name: Peter Gotsch
                                    Title: President
/s/ Edward M. Lhee
________________________
Assistant Secretary

                                      -2-
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(Corporate Seal)                    GLOBE MANUFACTURING CO.


ATTEST

                                    /s/ Thomas A. Rodgers, III
                                    ________________________________
                                    Thomas A. Rodgers, III
                                    President


/s/ Lawrence R. Walsh
________________________________


                                    STOCKHOLDERS REPRESENTATIVES


ATTEST

                                    /s/ Thomas A. Rodgers, III
                                    ____________________________________
                                    Thomas A. Rodgers, III

/s/ Lawrence R. Walsh
_________________________________



ATTEST

                                    /s/ John Bu
                                    ____________________________________
                                    John Bu


_________________________________

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